Exhibit 5.1

Harney Westwood & Riegels Singapore LLP 138 Market Street #24-04 CapitaGreen Singapore 048946 Tel: +65 6800 9830 Fax: +65 6800 9831

29 December 2022

lishi.fong@harneys.com

+852 5806 7883

058347.0002/LZF

IMMRSIV INC.

Harneys Fiduciary (Cayman) Limited

4th Floor, Harbour Place

103 South Church Street, P.O. Box 10240

Grand Cayman, KY1-1002

Cayman Islands

Dear Sir or Madam

IMMRSIV INC. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1 to be filed with the Securities and Exchange Commission (the Commission) on or about the date of this opinion (the Registration Statement), relating to the registration under the United States Securities Act of 1933, as amended (the Securities Act), of the Company’s ordinary shares of a par value of US$0.0001 per share (the Shares) to be issued pursuant to the Resolutions (as defined in Schedule 1).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

Registered in Singapore with limited liability (T13LL2450G). Jersey legal services are provided	Anguilla | Bermuda | British Virgin Islands | Cayman Islands
through a referral arrangement with Harneys (Jersey) which is	Cyprus | Hong Kong | Jersey | London | Luxembourg
an independently owned and controlled Jersey law firm.	Montevideo | São Paulo | Shanghai | Singapore
www.harneys.com

2	Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorised share capital of the Company is US$50,000 divided into 500,000,000 Ordinary Shares of nominal or par value US$0.0001 each, comprising (a) 300,000,000 Class A Ordinary Shares of nominal or par value US$0.0001 each, (b) 100,000,000 Class B Ordinary Shares of nominal or par value of US$0.0001 each, and (c) 100,000,000 shares of nominal or par value US$0.0001 each of such class or series (however designated) as the board of directors of the Company may determine in accordance with the M&A.

3	Valid Issuance of Shares. The Shares to be issued by the Company registered have been duly authorised and, when allotted, issued and fully paid for in accordance with the Resolutions (as defined in Schedule 1), and when name of the shareholder is entered in the register of members of the Company, the Shares will be validly issued, allotted and fully paid and there will be no further obligation on the holder of any of the Shares to make any further payment to the Company in respect of such Shares.

4	Cayman Islands Law. The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels Singapore LLP

Harney Westwood & Riegels Singapore LLP

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SCHEDULE 1

List of Documents and Records Examined

1	the Certificate of Incorporation of the Company dated 17 June 2022;

2	the amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 19 December 2022 (the M&A);

3	the register of members and register of directors of the Company provided to us on 28 June 2022;

4	a certificate of good standing dated 28 December 2022 in respect of the Company, issued by the Registrar of Companies in the Cayman Islands (the Certificate of Good Standing);

5	the search results in relation to the Company obtained from the Cayman Islands Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, on 28 December 2022; and

6	copies of the written resolutions of the directors of the Company dated 27 June 2022 and 19 December 2022 (the Resolutions);

copies of 1-6 above have been provided to us by the Company’s registered office in the Cayman Islands (together the Corporate Documents)

7	the Registration Statement,

the Corporate Documents and the Registration Statement are collectively referred to in this opinion as the Documents.

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SCHEDULE 2

Assumptions

1	Validity under Foreign Laws. That (i) all formalities required under any applicable laws (other than the laws of the Cayman Islands) have been complied with; and (ii) no other matters arising under any foreign law will affect the views expressed in this opinion.

2	Directors. The board of directors of the Company considers the transactions contemplated by the Registration Statement to be in the best interests of the Company and no director has (i) a financial interest in a party to or in the transactions contemplated by the Registration Statement or (ii) other relationship to a party to the transactions contemplated by the Registration Statement which has not been properly disclosed in the Resolutions.

3	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies and the Registration Statement conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

4	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

5	Constitutional Documents. The M&A remain in full force and effect and are otherwise unamended.

6	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

7	Resolutions. The Resolutions remain in full force and effect.

8	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents. There is no contractual prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares.

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SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act (as revised) of the Cayman Islands (the Companies Act) have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.

3	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (2021 Revision).

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